FOR IMMEDIATE RELEASE

Iron Mountain Reports First Quarter Results
-- Net Income of $42 million; Achieves record quarterly Revenue and Adjusted EBITDA --

-- Data Center strength: Signs 35 megawatts in first quarter; raises full year projection to 130 megawatts --
BOSTON – April 28, 2022 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces record financial and operating results for the first quarter of 2022. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
“We are delighted to report that we have delivered exceptional performance in the first quarter, including all-time record Revenue and Adjusted EBITDA. This result is reflective of our commitment to growth, the expansion of our offerings, continued resiliency in our storage businesses, deep customer relationships, and strength of our Mountaineers," said William L. Meaney, President and CEO of Iron Mountain. "Whilst it has been a difficult time from a geo-political perspective and our thoughts and prayers remain with those being so horrifically impacted by the war in Ukraine, our team has continued to not just look after our colleagues but to stay focused on delivering for our customers. We are driving accelerated growth for our company and we are confident that this growth will continue as we are there to solve more of our customers' critical issues linked to their core storage - both physical as well as data center storage, digital transformation and asset lifecycle management initiatives. We remain laser focused on driving performance for our customers and our shareholders."
Financial Performance Highlights for the First Quarter of 2022

($ in millions, except per share data)
	Three Months Ended
	3/31/22	3/31/21	Y/Y % Change
Storage Rental Revenue	$751	$708	6%
Service Revenue	$497	$374	33%
Total Revenue	$1,248	$1,082	15%

Net Income (Loss)	$42	$47	(11)%
Adjusted EBITDA	$431	$381	13%
Adjusted EBITDA Margin	34.5%	35.2%	(70) bps

AFFO	$264	$235	12%
AFFO per share	$0.91	$0.81	11%

•Total reported Revenues for the first quarter were $1.25 billion, compared with $1.08 billion in the first quarter of 2021, an increase of 15.3%. Excluding the impact of foreign currency exchange (FX), total reported Revenues increased 17.4% compared to the prior year, driven by a 35.4% increase in Service revenue, while Storage rental revenue increased 7.9%. Total service revenue growth was driven by the inclusion of ITRenew; on an organic constant currency basis, service revenue grew 16.1%.
•Net Income for the first quarter was $41.7 million compared with $46.6 million in the first quarter of 2021. Net Income in the first quarter of 2022 includes a loss due to the deconsolidation of operations related to OSG Records Management, partially offset by a gain associated with the merger of Makespace and Clutter.
•Adjusted EBITDA for the first quarter was $431.0 million, compared with $380.6 million in the first quarter of 2021, an increase of 13.3%. On a constant currency basis, Adjusted EBITDA increased by 15.3%, driven by the strong increase in Service revenue and productivity benefits.
•Reported EPS - Fully Diluted from Net Income Attributable to Iron Mountain Incorporated for the first quarter was $0.14, compared with $0.16 in the first quarter of 2021.
•Adjusted EPS for the first quarter was $0.38, compared with $0.32 in the first quarter of 2021. Adjusted EPS reflects a structural tax rate of 18.6% and 16.6%, in the first quarters of 2022 and 2021, respectively.
•FFO (Normalized) per share was $0.66 for the first quarter, compared with $0.63 in the first quarter of 2021, an increase of 4.8%, which includes $0.06 of amortization costs of intangibles related to ITRenew and losses related to the Ukraine business. Absent these costs, FFO per share was approximately $0.72, an increase of 14%.
•AFFO was $264.2 million for the first quarter, compared with $235.4 million in the first quarter of 2021, an increase of 12.3%, driven by improved EBITDA. On a per share basis, AFFO per share was $0.91 for the first quarter, compared with $0.81 in the first quarter of 2021, an increase of 11.4%, driven by improved EBITDA.
•Global RIM business revenue increased 7.9% in the first quarter, or an 9.8% increase compared to the first quarter of 2021, excluding the impact of FX. Global RIM Adjusted EBITDA margin increased 100 basis points in the first quarter as compared to the first quarter of 2021. Improved profitability was driven by revenue management, productivity and strong volume levels.
•Global Data Center business revenue increased 36.4% in the first quarter, or a 38.1% increase compared to the first quarter of 2021, excluding the impact of FX. Through March 31, 2022, Iron Mountain has executed 35 megawatts of new and expansion leasing, including the full lease-up of its 27 megawatt LON-2 site. Subsequent to the end of the first quarter, the company executed a 72 megawatt lease on its Northern Virginia campus. This strong performance has led to an increase of the projection for new leases for 2022 from 50 megawatts to 130 megawatts.
•Corporate and Other business revenue increased 146.3% in the first quarter, driven by the benefit of the ITRenew acquisition as well as organic growth in the Fine Arts business. The legacy IT Asset Disposal business remains in the Global RIM segment, while the ITRenew transaction, which closed in late January, is included in Corporate and Other.

Dividend

On April 28, 2022, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.6185 per share for the second quarter. The second-quarter 2022 dividend is payable on July 6, 2022, for shareholders of record on June 15, 2022.

Guidance

Iron Mountain affirmed full year 2022 guidance, despite deconsolidating the businesses included in the acquisition of OSG Records Management Limited (excluding Ukraine), which in 2021 represented approximately $45 million of revenue and approximately $15 million of EBITDA; details are summarized in the table below.

2022 Guidance(1)
($ in millions, except per share data)
	2022 Guidance	Y/Y % Change
Total Revenue	$5,125 - $5,275	14% - 17%
Adjusted EBITDA	$1,800 - $1,850	10% - 13%
AFFO	$1,085 - $1,120	7% - 11%
AFFO Per Share	$3.70 - $3.82	6% - 10%
(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.
To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

Investor Relations Contacts:
Gillian Tiltman	Sarah Barry
SVP, Head of Investor Relations	Manager, Investor Relations
Gillian.Tiltman@ironmountain.com	Sarah.Barry@ironmountain.com
(617) 286-4881	(617) 237-6597

Forward Looking Statements
We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements.

These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," "plans," "intends", “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally and manage our international operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space, (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (v) our ability to fund capital expenditures; (vi) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (vii) the costs of complying with, and our ability to comply with, laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (viii) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (x) our ability to raise debt or equity capital and changes in the cost of our debt; (xi) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) failures to implement and manage new IT systems; (xv) unexpected events, including those resulting from climate change or geopolitical events, which could disrupt our operations and adversely affect our reputation and results of operations; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

Reconciliation of Non-GAAP Measures
Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized), and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with

GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release.

Condensed Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	3/31/2022	12/31/2021
ASSETS
Current Assets:
Cash and Cash Equivalents	$195,660	$255,828
Accounts Receivable, Net	1,063,723	961,419
Prepaid Expenses and Other	268,312	224,020
Total Current Assets	$1,527,695	$1,441,267
Property, Plant and Equipment:
Property, Plant and Equipment	$8,748,937	$8,647,303
Less: Accumulated Depreciation	(4,078,290)	(3,979,159)
Property, Plant and Equipment, Net	$4,670,647	$4,668,144
Other Assets, Net:
Goodwill	$5,023,691	$4,463,531
Customer and Supplier Relationships and Other Intangible Assets	1,581,429	1,181,043
Operating Lease Right-of-Use Assets	2,343,627	2,314,422
Other	480,887	381,624
Total Other Assets, Net	$9,429,634	$8,340,620
Total Assets	$15,627,976	$14,450,031

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$91,180	$309,428
Accounts Payable	424,064	369,145
Accrued Expenses and Other Current Liabilities	883,323	1,032,537
Deferred Revenue	301,965	307,470
Total Current Liabilities	$1,700,532	$2,018,580
Long-term Debt, Net of Current Portion	10,143,011	8,962,513
Long-term Operating Lease Liabilities, Net of Current Portion	2,196,846	2,171,472
Other Long-term Liabilities	407,826	144,053
Deferred Income Taxes	347,562	223,934
Redeemable Noncontrolling Interests	73,428	72,411
Total Long-term Liabilities	$13,168,673	$11,574,383
Total Liabilities	$14,869,205	$13,592,963
Equity
Total Equity	$758,771	$857,068
Total Liabilities and Equity	$15,627,976	$14,450,031

Quarterly Condensed Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change
Revenues:
Storage Rental	$751,070	$725,177	3.6%	$708,056	6.1%
Service	496,976	434,410	14.4%	373,984	32.9%
Total Revenues	$1,248,046	$1,159,587	7.6%	$1,082,040	15.3%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization)	$546,622	$479,078	14.1%	$451,909	21.0%
Selling, General and Administrative	280,723	262,461	7.0%	258,723	8.5%
Depreciation and Amortization	183,615	173,277	6.0%	165,642	10.9%
Acquisition and Integration Costs	15,661	9,349	67.5%	—	—
Restructuring Charges	—	76,740	(100.0) %	39,811	(100.0) %
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(705)	(37,720)	(98.1) %	(4,451)	(84.2) %
Total Operating Expenses	$1,025,916	$963,185	6.5%	$911,634	12.5%

Operating Income (Loss)	$222,130	$196,402	13.1%	$170,406	30.4%
Interest Expense, Net	114,442	104,510	9.5%	104,422	9.6%
Other Expense (Income), Net	55,901	7,214	674.9%	4,713	1,086.1%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	$51,787	$84,678	(38.8) %	$61,271	(15.5) %
Provision (Benefit) for Income Taxes	10,080	23,217	(56.6) %	14,640	(31.1) %
Net Income (Loss)	$41,707	$61,461	(32.1) %	$46,631	(10.6) %
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(592)	(187)	216.6%	1,028	(157.6) %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$42,299	$61,648	(31.4) %	$45,603	(7.2) %

Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:
Basic	$0.15	$0.21	(28.6) %	$0.16	(6.3) %
Diluted	$0.14	$0.21	(33.3) %	$0.16	(12.5) %

Weighted Average Common Shares Outstanding - Basic	290,328	290,064	0.1%	288,756	0.5%
Weighted Average Common Shares Outstanding - Diluted	291,846	291,811	—	289,528	0.8%

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in thousands)

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change

Net Income (Loss)	$41,707	$61,461	(32.1) %	$46,631	(10.6) %

Add / (Deduct):
Interest Expense, Net	114,442	104,510	9.5%	104,422	9.6%
Provision (Benefit) for Income Taxes	10,080	23,217	(56.6) %	14,640	(31.1) %
Depreciation and Amortization	183,615	173,277	6.0%	165,642	10.9%
Acquisition and Integration Costs	15,661	9,349	67.5%	—	—
Restructuring Charges	—	76,740	(100.0) %	39,811	(100.0) %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(705)	(37,720)	(98.1) %	(4,451)	(84.2) %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	53,515	3,255	1,543.9%	2,121	2,422.6%
Stock-Based Compensation Expense	11,341	15,088	(24.8) %	10,733	5.7%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,338	1,557	(14.0) %	1,016	31.9%
Adjusted EBITDA	$430,994	$430,734	0.1%	$380,565	13.3%

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs, (ii) Restructuring Charges; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change

Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.14	$0.21	(31.4) %	$0.16	(8.0) %
Add / (Deduct):
Acquisition and Integration Costs	0.05	0.03	67.5%	—	—
Restructuring Charges	—	0.26	(100.0) %	0.14	(100.0) %
Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets	0.02	—	—	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	—	(0.13)	(100.0) %	(0.02)	(84.3) %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.18	0.01	1,536.1%	0.01	2,403.1%
Stock-Based Compensation Expense	0.04	0.05	(24.8) %	0.04	4.8%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.05)	(0.01)	336.2%	(0.01)	334.7%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.38	$0.43	(9.9) %	$0.32	22.0%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters ended March 31, 2022 and 2021, is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision(benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended March 31, 2022 and 2021 was 18.6% and 16.6%, respectively, and quarter ended December 31, 2021 was 17.7%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change

Net Income	$41,707	$61,461	(32.1) %	$46,631	(10.6) %
Add / (Deduct):
Real Estate Depreciation (1)	79,333	77,423	2.5%	76,047	4.3%
Loss (Gain) on Sale of Real Estate, Net of Tax	214	(36,859)	(100.6) %	(4,305)	(105.0) %
Data Center Lease-Based Intangible Asset Amortization (2)	4,123	10,910	(62.2) %	10,483	(60.7) %
FFO (Nareit)	$125,377	$112,935	11.0%	$128,856	(2.7) %
Add / (Deduct):
Acquisition and Integration Costs	15,661	9,349	67.5%	—	—
Restructuring Charges	—	76,740	(100.0) %	39,811	(100.0) %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(919)	(861)	6.8%	(146)	531.3%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	53,515	3,255	1,543.9%	2,121	2,422.6%
Stock-Based Compensation Expense	11,341	15,088	(24.8) %	10,733	5.7%
Real Estate Financing Lease Depreciation	3,780	3,844	(1.7) %	3,536	6.9%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(15,632)	(3,586)	335.9%	(3,569)	338.0%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(20)	(8)	168.2%	(4)	370.9%
FFO (Normalized)	$193,103	$216,757	(10.9) %	$181,338	6.5%

Per Share Amounts (Fully Diluted Shares):
FFO (Nareit)	$0.43	$0.39	10.3%	$0.45	(4.4) %
FFO (Normalized)	$0.66	$0.74	(10.8) %	$0.63	4.8%

Weighted Average Common Shares Outstanding - Basic	290,328	290,064	0.1%	288,756	0.5%
Weighted Average Common Shares Outstanding - Diluted	291,846	291,811	—	289,528	0.8%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO (“FFO (Nareit)”). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).
Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Real estate financing lease depreciation; and (vii) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)
(Dollars in thousands)

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change

FFO (Normalized)	$193,103	$216,757	(10.9) %	$181,338	6.5%
Add / (Deduct):
Non-Real Estate Depreciation	37,280	36,535	2.0%	34,866	6.9%
Amortization Expense (1)	50,494	36,181	39.6%	33,486	50.8%
Amortization of Deferred Financing Costs	5,610	4,078	37.6%	4,127	35.9%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	1,860	2,274	(18.2) %	2,263	(17.8) %
Non-Cash Rent Expense (Income)	3,126	2,165	44.4%	5,410	(42.2) %
Reconciliation to Normalized Cash Taxes	6,435	13,009	(50.5) %	1,574	308.8%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,110	1,747	(36.5) %	911	21.8%
Less:
Recurring Capital Expenditures	34,785	45,714	(23.9) %	28,583	21.7%
AFFO	$264,234	$267,032	(1.0) %	$235,391	12.3%

Per Share Amounts (Fully Diluted Shares):
AFFO Per Share	$0.91	$0.92	(1.1) %	$0.81	11.4%

Weighted Average Common Shares Outstanding - Basic	290,328	290,064	0.1%	288,756	0.5%
Weighted Average Common Shares Outstanding - Diluted	291,846	291,811	—	289,528	0.8%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer and supplier relationships, and other intangibles. Excludes amortization of capitalized commissions of $8.6M, $8.4M, and $7.2M in Q1 2022, Q4 2021, and Q1 2021, respectively.

Adjusted Funds From Operations, or AFFO
AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with (a) customer relationship value (CRV), intake costs, acquisitions of customer and supplier relationships and other intangibles, and (b) capitalized internal commissions, (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures excluding Significant Acquisition Capital Expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share
AFFO divided by weighted average fully-diluted shares outstanding.